EXHIBIT 12

STATE STREET CORPORATION

Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

(Dollars in millions)		Three Months Ended March 31, 2011	Years Ended December 31,
			2010	2009	2008	2007	2006

EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$660	$2,086	$2,525	$2,842	$1,903	$1,771
Share of pre-tax income of unconsolidated entities		21	67	43	34	65	43
Fixed charges		122	636	607	983	1,248	1,384

Adjusted earnings	(A)	$803	$2,789	$3,175	$3,859	$3,216	$3,198

Interest on short-term borrowings		$27	$257	$218	$674	$959	$1,145
Interest on long-term debt, including amortization of debt issuance costs		59	235	251	187	189	140
Portion of long-term leases representative of the interest factor(1)		36	144	138	122	100	99
Preferred stock dividends and related adjustments(2)		—	—	226	34	—	—

Fixed charges and preferred stock dividends	(B)	$122	$636	$833	$1,017	$1,248	$1,384

Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	6.58x	4.39 x	3.81 x	3.79 x	2.58 x	2.31 x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$660	$2,086	$2,525	$2,842	$1,903	$1,771
Share of pre-tax income of unconsolidated entities		21	67	43	34	65	43
Fixed charges		180	849	802	2,309	3,546	3,275

Adjusted earnings	(C)	$861	$3,002	$3,370	$5,185	$5,514	$5,089

Interest on short-term borrowings and deposits		$85	$470	$413	$2,000	$3,257	$3,036
Interest on long-term debt, including amortization of debt issuance costs		59	235	251	187	189	140
Portion of long-term leases representative of the interest factor(1)		36	144	138	122	100	99
Preferred stock dividends and related adjustments(2)		—	—	226	34	—	—

Fixed charges and preferred stock dividends	(D)	$180	$849	$1,028	$2,343	$3,546	$3,275

Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	4.78x	3.54 x	3.28 x	2.21 x	1.55 x	1.55 x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.

(2)	Preferred dividends and related adjustments, including accretion, were adjusted to represent pre-tax earnings that would be required to cover dividend and accretion requirements.

STATE STREET CORPORATION

Ratios of Earnings to Fixed Charges

(Dollars in millions)		Three Months Ended March 31, 2011	Years Ended December 31,
			2010	2009	2008	2007	2006
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$660	$2,086	$2,525	$2,842	$1,903	$1,771
Share of pre-tax income of unconsolidated entities		21	67	43	34	65	43
Fixed charges		122	636	607	983	1,248	1,384

Adjusted earnings	(A)	$803	$2,789	$3,175	$3,859	$3,216	$3,198

Interest on short-term borrowings		$27	$257	$218	$674	$959	$1,145
Interest on long-term debt, including amortization of debt issuance costs		59	235	251	187	189	140
Portion of long-term leases representative of the interest factor(1)		36	144	138	122	100	99

Fixed charges	(B)	$122	$636	$607	$983	$1,248	$1,384

Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	6.58x	4.39x	5.23x	3.93x	2.58x	2.31x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$660	$2,086	$2,525	$2,842	$1,903	$1,771
Share of pre-tax income of unconsolidated entities		21	67	43	34	65	43
Fixed charges		180	849	802	2,309	3,546	3,275

Adjusted earnings	(C)	$861	$3,002	$3,370	$5,185	$5,514	$5,089

Interest on short-term borrowings and deposits		$85	$470	$413	$2,000	$3,257	$3,036
Interest on long-term debt, including amortization of debt issuance costs		59	235	251	187	189	140
Portion of long-term leases representative of the interest factor(1)		36	144	138	122	100	99

Fixed charges	(D)	$180	$849	$802	$2,309	$3,546	$3,275

Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	4.78x	3.54x	4.20x	2.25x	1.55x	1.55x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.